EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                  July 23, 2001

Board of Directors
Microlog Corporation
20270 Goldenrod Lane
Germantown, Maryland 20876

Gentlemen:

                  This firm has acted as counsel to Microlog Corporation, a Virginia corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), relating to resales of up 375,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), of which (i) 195,000 Shares (the "Option Shares") are issuable upon exercise of a NonQualified Stock Option Agreement, dated June 26, 1997, by and between the Company and The Parthenon Group, Inc. (the "Option"), (ii) 50,000 Shares (the "Warrant Shares") are issuable upon the exercise of a warrant, dated as of February 27, 2001, issued to Barretto Pacific Corporation (the "Warrant") and (iii) 40,000 Shares (the "Outstanding Shares") have been issued to Murdock Capital Partners Corporation pursuant to a Letter Agreement, dated May 16, 2001, between the Company and Murdock Capital Partners Corporation (the "Letter Agreement"). The Shares are to be offered and sold by certain security holders of the Company. This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement, as filed with the Securities and Exchange Commission on the date hereof.

                  2. An executed copy of the Option, the Warrant and the Letter Agreement.

                  3. The Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the Commonwealth of Virginia on September 14, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
Microlog Corporation
July 23, 2001
Page 2


                  4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company adopted effective as of December 16, 1998, February 26, 2001, April 5, 2001 and May 22, 2001, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  6. A certificate of an officer of the Company, dated the date hereof, as to certain facts relating to the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Virginia Stock Corporation Act, as amended" includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that (1) following (i) effectiveness of the Registration Statement,
(ii) issuance of the Warrant Shares pursuant to the terms contemplated in the Warrant and issuance of the Option Shares pursuant to the terms contemplated in the Option (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors (the form of which is in accordance with applicable law), the Warrant Shares and the Option Shares will be validly issued, fully paid, and nonassessable and (2) the Outstanding Shares are validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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Board of Directors
Microlog Corporation
July 23, 2001
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                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ Hogan & Hartson L.L.P.

                                           HOGAN & HARTSON L.L.P.









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